UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 20, 2012

ZIOPHARM Oncology, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33038	84-1475672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 Avenue of the Americas 20th Floor New York, NY	10036
(Address of Principal Executive Offices)	(Zip Code)

(646) 214-0700

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

ZIOPHARM Oncology, Inc., or the Company, held its annual meeting of stockholders on June 20, 2012, at which the stockholders approved the ZIOPHARM Oncology, Inc. 2012 Equity Incentive Plan, which is referred to below as the Plan. The following summary of the material features of the Plan is qualified in its entirety by reference to the complete text of the Plan, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Types of Awards

The terms of the Plan provide for the grant of incentive stock options, nonstatutory stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, other stock awards and performance awards that may be settled in cash, stock or other property.

Shares Available for Awards

The aggregate number of shares of common stock reserved for issuance under the Plan will not exceed 4,000,000 shares.

If a stock award granted under the Plan (i) expires or otherwise terminates without all of the shares covered by such stock award having been issued, or (ii) is settled in cash, such expiration, termination or settlement will not reduce (or otherwise offset) the number of shares of common stock that may be available for issuance under the Plan. If any shares of common stock issued pursuant to a stock award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such shares, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the Plan. In addition, any shares of common stock reacquired by the Company in satisfaction of tax withholding obligations on a stock award or as consideration for the exercise or purchase price of a stock award will again become available for issuance under the Plan.

As of the date of filing of this Form 8-K, options to purchase 200,000 shares of common stock have been granted, and no shares of common stock have been issued, under the Plan.

Eligibility

All of the Company’s employees, non-employee directors and consultants are eligible to participate in the Plan and may receive all types of awards other than incentive stock options. Incentive stock options may be granted under the Plan only to employees (including officers) and employees of the Company’s affiliates.

Section 162(m) Limits

Under the Plan, a maximum of 2,000,000 shares of common stock may be granted to any one participant during any one calendar year pursuant to stock options, stock appreciation rights and other stock awards whose value is determined by reference to an increase over an exercise price or strike price of at least 100% of the fair market value of the Company’s common stock on the date of grant. In addition, the maximum amount covered by performance awards that may be granted to any one participant in any one calendar year (whether the grant, vesting or exercise is contingent upon the attainment during a performance period of the performance goals described below) is 2,000,000 shares of common stock in the case of performance stock awards and $2,000,000 in the case of performance cash awards. If a performance stock award is in the form of an option, it will count only against the performance stock award limit. If a performance stock award could be paid out in cash, it will count only against the performance stock award limit.

Administration

The Plan is administered by the board of directors, which may in turn delegate authority to administer the Plan to a committee. The board has delegated authority to administer the Plan to the compensation committee, but may, at any time, revest in itself some or all of the power previously delegated to this committee. The compensation committee may make grants of cash and equity awards under the Plan to facilitate compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code. Subject to the terms of the Plan, the board or the compensation committee, each referred to herein as a Plan Administrator, may determine the recipients, numbers and types of awards to be granted, and the terms and conditions of the awards, including the period of their exercisability and vesting. Subject to the limitations set forth below, the Plan Administrator also determines the fair market value applicable to a stock award and the exercise price of stock options and stock appreciation rights granted under the Plan.

The Plan Administrator may also delegate to one or more of the Company’s officers the authority to designate employees who are not officers to be recipients of certain stock awards and the number of shares subject to such stock awards, provided that the board must specify the total number of shares of common stock that may be subject to the stock awards granted by such officer, and such officer may not grant a stock award to himself or herself.

Repricing; Cancellation and Re-Grant of Stock Awards

Under the Plan, the board of directors does not have the authority to reprice any outstanding stock option or stock appreciation right by reducing the exercise price of the stock option or stock appreciation right or to cancel any outstanding stock option or stock appreciation right that has an exercise price or strike price in excess of the current fair market value in exchange for cash or other stock awards without obtaining the approval of the Company’s stockholders within 12 months prior to the repricing or cancellation and re-grant event.

Stock Options

Stock options may be granted under the Plan pursuant to stock option agreements. The Plan permits the grant of stock options that qualify as incentive stock options, or ISOs, and nonstatutory stock options, or NSOs. Individual stock option agreements may be more restrictive as to any or all of the permissible terms described below.

The exercise price of NSOs may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant. The exercise price of ISOs may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant and, in some cases, may not be less than 110% of such fair market value.

The term of stock options granted under the Plan may not exceed ten years and, in some cases, may not exceed five years. Unless the terms of an optionholder’s stock option agreement or other agreement with the Company provides for earlier or later termination, if an optionholder’s service relationship with the Company, or any of its affiliates, ceases due to death or disability (or the optionholder dies within a certain period, if any, following cessation of service), the optionholder, or his or her beneficiary, as applicable, may exercise any vested stock options for up to 12 months after the date the service relationship ends due to the optionholder’s disability or up to 18 months after the date the service relationship ends due to the optionholder’s death. Except as otherwise provided in an applicable stock option agreement or other agreement with the Company, if an optionholder’s service relationship with the Company, or any of its affiliates, is terminated for cause, all stock options held by such optionholder will terminate upon the date of such optionholder’s termination of service, and the optionholder will be prohibited from exercising any stock option from such termination date. Except as explicitly provided otherwise in an optionholder’s stock option agreement or other agreement with the Company, if an optionholder’s service relationship with the Company, or any of its affiliates, ceases for any other reason, the optionholder may exercise any vested stock options for up to three months after the date the service relationship ends. Under the Plan, the stock option term may be extended in the event that exercise of the stock option following termination of service is prohibited by applicable securities laws or if the sale of stock received upon exercise of a stock option would violate the Company’s insider trading policy. In no event may a stock option be exercised after its original expiration date.

Stock options granted under the Plan may become exercisable in cumulative increments, or “vest,” as determined by the board of directors at the rate specified in the stock option agreement. Shares covered by different stock options granted under the Plan may be subject to different vesting schedules as the board may determine. The board also has flexibility to provide for accelerated vesting of stock awards in certain events.

Restricted Stock Awards

Restricted stock awards may be granted under the Plan pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for cash, check, bank draft or money order payable to the Company, the recipient’s services performed for the Company or an affiliate of the Company’s, or any other form of legal consideration acceptable to the board of directors. Shares of common stock acquired under a restricted stock award may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the board. Rights to acquire shares of common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement. Except as otherwise provided in the applicable restricted stock award agreement, restricted stock awards that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Restricted Stock Unit Awards

Restricted stock unit awards may be granted under the Plan pursuant to restricted stock unit award agreements. Payment of any purchase price may be made in any legal form acceptable to the board of directors. The Company will settle a payment due to a recipient of a restricted stock unit award by delivery of shares of common stock, by cash, by a combination of cash and stock, or in any other form of consideration determined by the board and set forth in the restricted stock unit award agreement. Dividend equivalents may be credited in respect of shares of common stock covered by a restricted stock unit award. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by the board. Except as otherwise provided in the applicable restricted stock unit award agreement, restricted stock units that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Stock Appreciation Rights

Stock appreciation rights may be granted under the Plan pursuant to stock appreciation right agreements. Each stock appreciation right is denominated in common stock share equivalents. The strike price of each stock appreciation right will be determined by the board of directors but will in no event be less than 100% of the fair market value of the stock subject to the stock appreciation right at the time of grant. The board may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. Stock appreciation rights may be paid in common stock, in cash, in a combination of cash and stock, or in any other form of legal consideration approved by the board and set forth in the stock appreciation right agreement. Stock appreciation rights will be subject to the same conditions upon termination and restrictions on transfer as stock options under the Plan.

Performance Awards

The Plan allows provides for the grant of cash and stock-based performance awards that may qualify as performance-based compensation that is not subject to the $1 million limitation on the income tax deductibility of compensation paid per covered employee imposed by Section 162(m) of the Code. Performance awards may be granted, vest or be exercised based upon the attainment during a specified period of time of specified performance goals. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the performance subcommittee, and/or, to the extent consistent with Section 162(m) of the Code, the compensation committee or the board of directors.

In granting a performance award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the performance subcommittee will set a period of time, or a performance period, over which the attainment of one or more goals, or performance goals, will be measured. Within the time period prescribed by Section 162(m) of the Code, at a time when the achievement of the performance goals remains substantially uncertain (typically no later than the earlier of the 90th day of a performance period and the date on which 25% of the performance period has elapsed), the performance subcommittee will establish the performance goals, based upon one or more criteria, which is referred to herein as performance criteria, enumerated in the Plan and described below. As soon as administratively practicable following the end of the performance period, the performance subcommittee will certify in writing whether the performance goals have been satisfied.

Performance goals under the Plan will be based on any one or more of the following performance criteria: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity or average stockholder’s equity; (vi) return on assets, investment, or capital employed; (vii) stock price; (viii) margin (including gross margin); (ix) income (before or after taxes); (x) operating income; (xi) operating income after taxes; (xii) pre-tax profit; (xiii) operating cash flow; (xiv) sales or revenue targets; (xv) increases in revenue or product revenue; (xvi) expenses and cost reduction goals; (xvii) improvement in or attainment of working capital levels; (xiii) economic value added (or an equivalent metric); (xix) market share; (xx) cash flow; (xxi) cash flow per share; (xxii) share price performance; (xxiii) debt reduction; (xxiv) implementation or completion of projects or processes; (xxv) customer satisfaction; (xxvi) stockholders’ equity; (xxvii) capital expenditures; (xxiii) debt levels; (xxix) operating profit or net operating profit; (xxx) workforce diversity; (xxxi) growth of net income or operating income; (xxxii) billings; (xxxiii) achievement of drug development milestones; (xxxiv) regulatory achievements, including approval of a compound; (xxxv) progress of internal research or clinical programs; (xxxvi) progress of partner programs; (xxxvii) implementation or completion of projects and processes; (xxxviii) clinical progress, (xxxix) in-licensing; and (xl) to the extent that an award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the board.

Other Stock Awards

Other forms of stock awards valued in whole or in part with reference to the Company’s common stock may be granted either alone or in addition to other stock awards under the Plan. The board of directors will have sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of common stock to be granted and all other conditions of such other stock awards. Other forms of stock awards may be subject to vesting in accordance with a vesting schedule to be determined by the board.

Clawback Policy

Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which its securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the board of directors may impose other clawback, recovery or recoupment provisions in an award agreement as the board determines necessary or appropriate, including a reacquisition right in respect of previously acquired shares of common stock or other cash or property upon the occurrence of cause.

Changes to Capital Structure

In the event of certain capitalization adjustments, the board of directors will appropriately adjust: (i) the class(es) and maximum number of securities subject to the Plan; (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of ISOs; (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 162(m) limits; and (iv) the class(es) and number of securities and price per share of stock subject to outstanding stock awards.

Corporate Transactions

In the event of a corporate transaction (as defined in the Plan and described below), the board of directors may have the discretion to take one or more of the following actions with respect to outstanding stock awards (contingent upon the closing or consummation of such transaction), unless otherwise provided in the stock award agreement or other written agreement with the participant or unless otherwise provided by the board at the time of grant:

•	arrange for the surviving or acquiring corporation (or its parent company) to assume or continue the award or to substitute a similar stock award for the award (including an award to acquire the same consideration paid to the Company’s stockholders pursuant to the corporate transaction);

•	arrange for the assignment of any reacquisition or repurchase rights held by the Company with respect to the stock award to the surviving or acquiring corporation (or its parent company);

•	accelerate the vesting, in whole or in part, (and, if applicable, the exercisability) of the stock award and provide for its termination prior to the effective time of the corporate transaction;

•	arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the award;

•	cancel or arrange for the cancellation of the stock award, to the extent not vested or exercised prior to the effective time of the corporate transaction, in exchange for such cash consideration, if any, as the board may consider appropriate; and

•	cancel or arrange for the cancellation of the stock award, to the extent not vested or not exercised prior to the effective time of the corporate transaction, in exchange for a payment, in such form as may be determined by the board, equal to the excess, if any, of (i) the value of the property the participant would have received upon the exercise of the stock award immediately prior to the effective time of the corporate transaction, over (ii) any exercise price payable in connection with such exercise.

The board is not obligated to treat all stock awards or portions of stock awards in the same manner. The board may take different actions with respect to the vested and unvested portions of a stock award.

For purposes of the Plan, a corporate transaction will be deemed to occur in the event of the consummation of (i) a sale or other disposition of all or substantially all of the Company’s consolidated assets, (ii) a sale or other disposition of more than 90% of the Company’s outstanding securities, (iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation, or (iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of its common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.

Change in Control

Under the Plan, a stock award may be subject to additional acceleration of vesting and exercisability upon or after a change in control (as defined in the Plan) as may be provided in the stock award agreement or other written agreement with the participant, but in the absence of such provision, no such acceleration will occur.

Plan Amendments and Termination

The board of directors will have the authority to amend or terminate the Plan at any time. However, except as otherwise provided in the Plan, no amendment or termination of the Plan may materially impair any rights under awards already granted to a participant unless agreed to by the affected participant. The Company will obtain stockholder approval of any amendment to the Plan as required by applicable law and listing requirements. No ISOs may be granted under the Plan after the tenth anniversary of March 7, 2012, which was the date the Plan was adopted by the board.

The form of restricted stock agreement and the form of option agreement under the Plan are filed herewith as Exhibit 10.2 and Exhibit 10.3, respectively, and incorporated herein by reference.

Item 5.07           Submission of Matters to a Vote of Security Holders.

At the Company’s annual meeting of stockholders on June 20, 2012, all proposals brought before the meeting and requiring approval were approved by the requisite vote, and the votes with respect to each proposal are set forth below.

(i) The stockholders elected eight directors to serve as members of the Company’s board of directors until the next annual meeting of the stockholders. The stockholders present in person or by proxy cast the following numbers of votes in connection with the election of directors, resulting in the election of all director nominees:

Nominee	Votes For	Votes Withheld
Jonathan Lewis	46,178,362	783,799
Richard E. Bagley	44,660,364	2,301,797
Murray Brennan	45,885,317	1,076,844
James A. Cannon	45,874,412	1,087,749
Wyche Fowler, Jr.	45,863,838	1,098,323
Randal J. Kirk	38,651,464	8,310,697
Timothy McInerney	45,020,503	1,941,658
Michael Weiser	45,308,808	1,653,353

(ii)      The stockholders adopted the Company’s 2012 Equity Incentive Plan. There were 42,419,710 votes cast for the proposal; 4,462,673 votes were cast against the proposal; 79,778 votes abstained; and there were 19,760,382 broker non-votes.

(iii)      The stockholders ratified the appointment of McGladrey & Pullen, LLP as the independent registered public accounting firm of the Company for 2012.  There were 66,311,395 votes cast for the proposal; 374,010 votes were cast against the proposal; 37,138 votes abstained; and there were no broker non-votes.

(iv)      The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2012 annual meeting. There were 45,416,124 votes cast for the proposal; 1,364,381 votes were cast against the proposal; 181,656 votes abstained; and there were 19,760,382 broker non-votes.

Item 9.01            Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.	Description
10.1	ZIOPHARM Oncology, Inc. 2012 Equity Incentive Plan
10.2	Form of Restricted Stock Agreement Granted Under the ZIOPHARM Oncology, Inc. 2012 Equity Incentive Plan
10.3	Form of Option Agreement Granted Under the ZIOPHARM Oncology, Inc. 2012 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIOPHARM Oncology, Inc.

	By:	/s/ Caesar Belbel
Date: June 26, 2012		Name: Caesar Belbel
Title: Executive Vice President, Chief Legal Officer and Secretary

INDEX OF EXHIBITS

Exhibit No.	Description
10.1	ZIOPHARM Oncology, Inc. 2012 Equity Incentive Plan
10.2	Form of Restricted Stock Agreement Granted Under the ZIOPHARM Oncology, Inc. 2012 Equity Incentive Plan
10.3	Form of Option Agreement Granted Under the ZIOPHARM Oncology, Inc. 2012 Equity Incentive Plan